EXHIBIT 10.4
First Amendment to Consulting Agreement
This First Amendment to Consulting Services Agreement (the “Amendment”) is entered into by and between Triad Financial Corporation, a California Corporation (“Company”) and Carl B. Webb (“Consultant”).
WHEREAS, Company and Consultant entered into that certain Consulting Agreement (herein so called) as of July 31, 2007; and
WHEREAS, the parties wish to amend the Consulting Agreement in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and the mutual undertakings contained in this Agreement, the parties agree as follows:
1. DEFINITIONS. Capitalized terms used herein but not defined shall have the same meanings as given to them in the Consulting Agreement.
2. AMENDMENTS. Section 4 of the Consulting Agreement is hereby amended as follows:
          SECTION 4. CONSULTING COMPENSATION. For and in consideration of the consulting services to be performed by Consultant and the further covenants and agreements made by him under this Agreement, the Company shall, for the Term hereof, provided Consultant is not in default under this Agreement:
     (a) pay to Consultant from the effective date of this Amendment through July 31, 2010, basic monthly compensation of $41,666.66, to be paid monthly in arrears, on the last day of each month, commencing on January 31, 2008;
     (b) pay to Consultant such other and further compensation as the Compensation Committee of the Board of Directors of the Company may from time to time determine; and
     (c) reimburse Consultant for reasonable and necessary expenses incurred in connection with his consulting work.
3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter to which it pertains. Any and all other agreements, representations and understandings of the parties shall be deemed merged into this Agreement.
4. GOVERNING LAW. This Agreement is made in and shall be governed, construed and enforced in accordance with the laws of the State of Texas.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this12th day of February, 2008.

TRIAD FINANCIAL CORPORATION
By:	/s/ Gerald J. Ford
Title: Co-Chairman of the Board of Directors

/s/ Carl B. Webb
Carl B. Webb